Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Simon Property Group, Inc. and

Simon Property Group, L.P.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Simon Property Group Inc.
	Equity	Common Stock, par value $0.0001 per share	Rule 456(b) Rule 457(r)	(1)(2)	(1)(2)	(1)(2)(3)	(4)	(4)
	Equity	Preferred Stock, par value $0.0001 per share	Rule 456(b) Rule 457(r)	(1)(2)	(1)(2)	(1)(2)(3)	(4)	(4)
	Equity	Depositary Shares	Rule 456(b) Rule 457(r)	(1)(2)	(1)(2)	(1)(2)	(4)	(4)
	Other	Warrants(5)	Rule 456(b) Rule 457(r)	(1)(2)	(1)(2)	(1)(2)	(4)	(4)
	Simon Property Group, L.P.
	Debt	Debt Securities(6)	Rule 456(b) Rule 457(r)	(1)(2)	(1)(2)	(1)(2)	(4)	(4)
Fees Previously Paid	N/A	--	--	--	--	--	--	--
	Total Offering Amounts					--		--
	Total Fees Previously Paid							--
	Total Fee Offsets							--
	Net Fee Due							--

(1)	Omitted pursuant to Form S-3 General Instruction II.E.
(2)	This registration statement registers an indeterminate amount of securities of each identified class. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities. The proposed maximum aggregate offering price per class of securities will be determined from time to time by the applicable registrant in connection with the offering of the securities hereunder.
(3)	Includes rights to acquire common stock or preferred stock of Simon Property Group, Inc. under any shareholder rights plan then in effect, if applicable under the terms of any such plan.
(4)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.
(5)	The warrants covered by this registration statement may be preferred share warrants or common share warrants.
(6)	The debt securities will be non-convertible debt securities issued by Simon Property Group, L.P., a majority-owned operating partnership subsidiary of Simon Property Group, Inc.